UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41133	85-1792560
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2626 Cole Avenue, Suite 300

Dallas, Texas

75204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 560-4815

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.0001 per share	FXCO	The Nasdaq Stock Market LLC

Warrants to acquire one share of Class A Common Stock	FXCOW	The Nasdaq Stock Market LLC

Rights to acquire one-tenth of one share of Class A Common Stock	FXCOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2022, Jamie Khurshid notified the board of directors (the “Board”) of Financial Strategies Acquisition Corp. (the “Company”) of his decision to resign as Chief Executive Officer, effective immediately, in order to devote additional time to other matters. Mr. Khurshid remains a director of the Company.

On January 31, 2022, Jeffrey Peel was appointed as Chief Executive Officer of the Company, to serve on an interim basis, effective January 31, 2022. Mr. Peel currently serves the Company as a director and as the Chairman of the Board and will continue his service as director and Chairman following his appointment as interim Chief Executive Officer.

Mr. Peel, age 59, has extensive international experience in technology markets with a strong focus on software for financial markets. Mr. Peel has run his own advisory firm (Quadriga Consulting Ltd) since November 2003 and has worked with dozens of technology firms on growth, market expansion and channel development. He has undertaken several interim roles for early to mid-stage technology vendors. His most recent interim role (from December 2017 until December 2020) was as software sector specialist for the UK government’s Department for International Trade (DIT) – where he worked with dozens of software firms investing in the UK market and developing R&D centers there. He was the only software specialist for the USA, Australia and New Zealand markets and helped secure hundreds of millions of dollars of foreign direct investment. At DIT, Mr. Peel was the subject matter expert on blockchain technology and developed close working relationships with companies developing blockchain enabled decentralized systems – for use in several vertical markets such as banking, commercial real estate, energy brokering, and rare earth element provenance. From August 2014 until February 2015, Mr. Peel has also completed interim assignments with PwC (where he helped launch PwC’s MyFinancepartner ‘digital accounting’ platform for mid-market firms) and Aepona, the telecoms-software firm (acquired by Intel) that revolutionized API-enabled application development for carrier networks. He also authored a book on Customer Relationship Management (Butterworth Heinemann). Prior to starting his own firm, Mr. Peel was CMO for Amacis, a CRM software firm (now part of Oracle), from January 2000 until December 2002. He was also Head of Marketing Strategy at UK based BICC Data Networks – acquired by NYSE-quoted 3Com from January 1989 until November 1992. Mr. Peel has a degree in Economics and post-graduate qualifications in commercial law and marketing research.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2022

FINANCIAL STRATEGIES ACQUISITION CORP.

By:	/s/ Horst Rzepka
Name:	Horst Rzepka
Title:	Chief Financial Officer